EXHIBIT 11.1
                                                                 (Page 1 of 2)
                      TEREX CORPORATION AND SUBSIDIARIES
                   Computation of Earnings per Common Share
                     In Thousands except per share amounts

                                   Three Months              Six Months
                                      Ended                    Ended
                                     June 30,                 June 30,
                                  1995      1994           1995      1994

PRIMARY:

Income (loss) before
 extraordinary item           (16,416)    10,254       (18,301)     (570)
   Less: Accretion of
    Preferred Stock            (1,789)   (1,444)        (3,518)   (2,824)

Income (loss) before
   extraordinary item
   applicable to
   common stock               (18,205)     8,810       (21,819)   (3,394)

Extraordinary gain (loss)
   on retirement of debt       (7,452)     (233)        (7,452)     (233)

Net income applicable
 to common stock              (25,657)     8,577       (29,271)   (3,627)


Weighted average shares
 outstanding during
 the period                     10,322    10,303         10,316    10,303

Assumed exercise of
 warrants at ratio
 determined as of
 June 30, 1994                       0 (a) 3,536              0 (a)     0 (a)

Assumed exercise of
 stock options                       0 (a)     0 (a)          0 (a)     0 (a)

Primary shares outstanding      10,322    13,839         10,316    10,303


Primary income (loss) per
 common share
   Income (loss) before
    extraordinary item         ($1.76)    $0.64         ($2.12)   ($0.33)
   Extraordinary gain (loss)    (0.72)    (0.02)         (0.72)    (0.02)

     Net income (loss)         ($2.48)    $0.62         ($2.84)   ($0.35)


(a) Excluded from the computation because the effect is anti-dilutive.




                                                                  EXHIBIT 11.1
                                                                 (Page 2 of 2)
                      TEREX CORPORATION AND SUBSIDIARIES
                   Computation of Earnings per Common Share
                     In Thousands except per share amounts

                                   Three Months              Six Months
                                      Ended                    Ended
                                     June 30,                 June 30,
                                  1995      1994           1995      1994

FULLY DILUTED:

Income (loss) before
 extraordinary item         (16,416)         10,254  (18,301)          (570)
   Less: Accretion of
    Preferred Stock          (1,789)        (1,444)   (3,518)        (2,824)

Income (loss) before
 extraordinary item
 applicable to
 common stock               (18,205)          8,810  (21,819)        (3,394)
   Add: Accretion of
    Preferred stock
    assumed converted
    at beginning of period         0          1,444         0              0

                            (18,205)         10,254  (21,819)        (3,394)

Extraordinary gain
 (loss) on retirement
 of debt                     (7,452)          (233)   (7,452)          (233)

Net income (loss)
 applicable to
 common stock               (25,657)         10,021  (29,271)        (3,627)

Weighted average shares
 outstanding during
 the period                   10,322         10,303    10,316         10,303

Assumed exercise of
 warrants at ratio
 reflecting maximum
 dilution                          0 (a)      3,958         0 (a)          0 (a)

Assumed conversion of
 Preferred Stock                   0 (a)      2,700         0 (a)            (a)

Assumed exercise of
 stock options                     0 (a)          0 (a)     0 (a)          0 (a)

Fully diluted shares
 outstanding                  10,322         16,961    10,316         10,303

Fully diluted income
 (loss) per common share

   Income (loss) before
    extraordinary item       ($1.76)        $0.60     ($2.12)        ($0.33)
   Extraordinary gain (loss)  (0.72)        (0.01)     (0.72)         (0.02)

     Net income (loss)       ($2.48)        $0.59     ($2.84)        ($0.35)


(a) Excluded from the computation because the effect is anti-dilutive.